Exhibit 10.12

                        BRIDGE LOAN AND OPTION AGREEMENT

     This Bridge Loan Agreement is made as of March 13, 2012, between Mr. Robert Hasnain, a resident of the UK ("the lendor"), and Global Equity International, Inc., a Nevada Corporation (the "Company" or "GEI").

Terms and Conditions:

     Mr. Robert Hasnain agrees to lend the Company $50,000 USD (Fifty thousand US Dollars) as a bridge loan under the following terms and conditions:

     1) Mr. Hasnain has agreed to lend the Company an initial $30,000 to be received no later than Monday March 19, 2012 and a further $20,000 to be received no later than Monday April 16, 2012.

     2) The Company agrees to repay the bridge loan within 90 days of the receipt of each tranche of funds.

     3) The Company agrees to issue Mr. Hasnain 100,000 common shares of Global Equity International Inc. on receipt of the funds. The issuance of this stock represents the interest payment due to the lendor.

     4) If GEI defaults on the repayment, management agrees to pay Mr. Hasnain 2% per month until the $50,000 is repaid in full.

     5) In the event of any disputes, GEI agrees to pay for all legal costs.


/s/ R. Hasnain                                      /s/ Enzo Taddei
----------------------------                        ----------------------------
Mr. Robert Hasnain                                  Mr. Enzo Taddei
                                                    CFO - GE International Inc.

Date: March 14, 2012                                Date: March 13, 2012